UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2008
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 26, 2008, Tween Brands, Inc. (the “Company”) entered into executive agreements (individually, an “Executive Agreement,” and collectively, the “Executive Agreements”) with each of Rolando de Aguiar, Executive Vice President and Chief Financial Officer, Gregory J. Henchel, Senior Vice President and General Counsel, and Michael C. Keane, Senior Vice President, Human Resources (each, an “Executive”).
     Each Executive’s employment is at will, which means that subject to the terms of his Executive Agreement, either the Company or Executive may terminate Executive’s employment at any time, for any reason or for no reason.
     In exchange for performing the duties and responsibilities customarily performed by persons employed in a similar executive capacity, Messrs. de Aguiar, Keane, and Henchel are entitled to a minimum annual base salary and are entitled to participate in additional compensation and employee benefit plans as are made available to similarly situated executives.
     Upon termination of Executive’s employment, the compensation and benefits Executive is entitled to receive vary depending upon whether Executive’s employment is terminated: (1) by the Company for cause (as defined in the Executive Agreement) or voluntarily by the Executive; or (2) by the Company other than for cause, or within 6 months before and in contemplation of a change in control, or within 12 months after a change in control (as defined in the Executive Agreement).
     If the Executive is terminated without cause, or within 6 months before and in contemplation of a change in control, or within 12 months after a change in control, the Executive is entitled to receive:
     (1) the Executive’s accrued base salary and accrued vacation not yet paid;
     (2) the Executive’s pro-rated bonus amount (as defined in the Executive Agreement);
     (3) the Executive’s vested benefits under the Company’s benefit, retirement, incentive and other plans;
     (4) the Executive’s base salary for 12 months following the termination date if the Executive’s employment is terminated by the Company without cause, or for 24 months if the Executive’s employment is terminated upon a change in control, minus the deductions required by law and subject to a deduction of any salary or compensation that Executive earns from other employment or self-employment during the time period in question, regardless of when such amount is payable;
     (5) any and all monies advanced to the Company by the Executive or expenses incurred by the Executive;
     (6) the benefit of all medical coverage, programs or arrangements in which the Executive was participating, if possible under such plans and programs, for 12 months if Executive’s employment is terminated by the Company without cause, or for 24 months if the Executive’s employment is terminated upon a change in control, with certain limitations as described in the Executive’s Executive Agreement; and
     (7) expenses for outplacement services up to a maximum amount of $10,000.

     If the Executive is terminated within 6 months before and in contemplation of a change in control or within 12 months following a change in control, payments to the Executive have been structured to comply with Section 409A of the Internal Revenue Code of 1986, as amended, as described in each Executive Agreement.
     The Executive Agreements prohibit each Executive from making an unauthorized disclosure with respect to confidential information, as defined in each Executive Agreement. Furthermore, Executive may not compete with the Company or solicit the employees, customers, or suppliers of the Company while employed by the Company and for one year following termination for any reason.
     The Executive Agreements of Messrs. de Aguiar, Keane, and Henchel are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference.

Item 9.01.	Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1*	Executive Agreement between the Company and Rolando de Aguiar, dated September 26, 2008.

10.2*	Executive Agreement between the Company and Michael C. Keane, dated September 26, 2008.

10.3*	Executive Agreement between the Company and Gregory J. Henchel, dated September 26, 2008.

*	Filed with this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.
Date: October 2, 2008	By:	/s/ Rolando de Aguiar
Rolando de Aguiar
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Executive Agreement between the Company and Rolando de Aguiar, dated September 26, 2008.

10.2*	Executive Agreement between the Company and Michael C. Keane, dated September 26, 2008.

10.3*	Executive Agreement between the Company and Gregory J. Henchel, dated September 26, 2008.

*	Filed with this report.